EXHIBIT 23











            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees) of our reports dated March 9, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Ford Motor Company, which appear in Ford Motor Company's Annual Report on Form 10-K for the year ended December 31, 2004.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
July 21, 2005